SPECIAL MEETING OF SHAREHOLDERS OF

Harleysville National Corporation

September 9, 2008

Revocable Proxy

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
	FOR	AGAINST	ABSTAIN
  Proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 20, 2008, by and between Harleysville National Corporation and Willow Financial Bancorp, Inc., pursuant to which Willow Financial will merge with and into Harleysville National in which each share of Willow Financial common stock outstanding immediately prior to the merger would be converted into 0.73 shares of Harleysville National common stock, with cash in lieu of fractional shares, subject to adjustment as provided for in the merger agreement, and as further set forth in the merger agreement.

Proposal to adjourn or postpone the meeting, if necessary if more time is needed to solicit proxies

To transact such other business as may properly come before the meeting

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF HARLEYSVILLE NATIONAL CORPORATION COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND OTHERWISE AT THE DISCRETION OF THE PROXY HOLDERS. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HARLEYSVILLE NATIONAL CORPORATION

REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 9, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Louis P. Spinelli, Executive Vice President of Harleysville National Bank and Tracie A. Young, Senior Vice President of Harleysville National Bank, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Harleysville National Corporation (the "Corporation") which the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Corporation to be held at Best Western The Inn at Towamencin-Kulpsville, 1750 Sumneytown Pike, Kulpsville, PA 19443, on Tuesday, September 9, 2008, at 2:00 p.m., prevailing time, and at any adjournment or postponement thereof, as follows:

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

Harleysville National Corporation

September 9, 2008

Revocable Proxy

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
	FOR	AGAINST	ABSTAIN
  Proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 20, 2008, by and between Harleysville National Corporation and Willow Financial Bancorp, Inc., pursuant to which Willow Financial will merge with and into Harleysville National in which each share of Willow Financial common stock outstanding immediately prior to the merger would be converted into 0.73 shares of Harleysville National common stock, with cash in lieu of fractional shares, subject to adjustment as provided for in the merger agreement, and as further set forth in the merger agreement.

Proposal to adjourn or postpone the meeting, if necessary, if more time is needed to solicit proxies

To transact such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF HARLEYSVILLE NATIONAL CORPORATION COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND OTHERWISE AT THE DISCRETION OF THE PROXY HOLDERS. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.